Exhibit 99.1
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF PENNSYLVANIA

Case No. 2:19-cv-00410-MPK
IN RE EVOQUA WATER TECHNOLOGIES CORP. DERIVATIVE LITIGATION

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR

The U.S. District Court for the Western District of Pennsylvania authorized this Notice.
This is not a solicitation from a lawyer.

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF EVOQUA WATER TECHNOLOGIES CORP. (“EVOQUA” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON JULY 28, 2021 (“EVOQUA SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.
This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned, consolidated derivative action (the “Consolidated Action” or the “Derivative Action”), which was brought by certain Evoqua stockholders on behalf of and for the benefit of Evoqua in the U.S. District Court for the Western District of Pennsylvania (the “Court”). The complete terms of the Settlement, which remains subject to the final approval of the Court, are set forth in a Stipulation and Agreement of Settlement, dated July 28, 2021 (the “Stipulation”), entered into between and among (a) plaintiffs Dallas Torgersen (“Torgersen”) and Robert Hyams (“Hyams” and with Torgersen, “Plaintiffs”), derivatively on behalf of Evoqua; (b) Evoqua shareholder Mike Merkwan (“Merkwan”), who made a litigation demand (the “Demand”) on Evoqua’s Board of Directors (the “Board”) as described below; (c) defendants Ronald C. Keating, Benedict J. Stas, Martin Lamb, Judd A. Gregg, Harbhajan Bhambri, Gary A. Cappeline, Brian Hoesterey, Vinay Kumar, and Peter M. Wilver (collectively, the “Individual Defendants”); (d) defendants AEA Investors LP (“AEA”), AEA EWT Holdings LP, AEA EWT Holdings GP LLC, AEA Investors Fund V LP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, AEA Investors PF V LLC, AEA Investors Partners V LP, and AEA Management (Cayman) Ltd. (collectively, the “AEA Defendants”); and (e) nominal defendant Evoqua (together with the Individual Defendants and the AEA Defendants, the “Defendants”). Plaintiffs, Merkwan, and Defendants are collectively referred to as the “Parties.”

All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings provided in the Stipulation. A copy of the Stipulation is available for review on Evoqua’s corporate website, http://www.evoqua.com.

Because the Consolidated Action was brought as a derivative action on behalf of and for the benefit of Evoqua, the benefits from the Settlement will go directly to Evoqua. There are no payments or other benefits to be paid directly to stockholders – only benefits to the Company – and thus there is no proof of claim form for Evoqua shareholders to submit in connection with the Settlement.
I.PURPOSE OF THE NOTICE
1.By order of the Court, you are being provided this Notice of the proposed Settlement of the Consolidated Action. The purpose of this Notice is to inform Current Evoqua Shareholders about: (a) the existence of the Consolidated Action; (b) the proposed Settlement, and the terms and conditions set forth in the Stipulation; (c) Current Evoqua Shareholders’ rights with respect to the proposed Settlement and with respect to Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses (as set forth in Paragraph 15 of the Stipulation and described below) (the “Application”) and service awards for Plaintiffs (“Plaintiff Service Awards”); and (d) the hearing that the Court will hold on November 2, 2021, at 1:30 PM, at the United States Courthouse for the Western District of Pennsylvania, 700 Grant Street, Courtroom 9C, Pittsburgh, Pennsylvania 15219, or via telephone or video-conference (in the discretion of the Court).
2.At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to Evoqua and its stockholders, and should be finally approved by the Court; (b) determine whether the Court should enter a final order and judgment (the “Final Order and Judgment”) substantially in the form attached as Exhibit D to the Stipulation, dismissing the Consolidated Action with prejudice and extinguishing and releasing the Released Claims; (c) determine whether the Application and Plaintiff Service Awards should be approved; (d) hear and consider any objections to the proposed Settlement, the Application, and/or Plaintiff Service Awards; and (e) rule on any other such matters as the Court may deem appropriate. The Court reserves the right to adjourn the date of the Settlement Hearing and to modify any other dates set forth in this Notice without further notice to Evoqua shareholders.
3.This Notice contains important information regarding your rights. Your rights may be affected by these legal proceedings. Plaintiffs (derivatively on behalf of Evoqua), Merkwan, and Defendants have agreed upon the terms to settle the above-referenced litigation. If the Court approves the proposed Settlement, you will be forever barred from contesting the approval of the Settlement and from pursuing, derivatively on behalf of the Company, the Released Plaintiffs’ Claims (as defined below) as against the Released Defendant Persons (as defined below).

II.BACKGROUND OF THE ACTION
THE FOLLOWING DESCRIPTION OF THE LITIGATION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN ADMISSION BY ANY PARTY OF THE FACTS IN THIS MATTER OR AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
4.On November 1, 2017, Evoqua commenced an initial public offering of its common stock (the “IPO”) pursuant to which its stock became publicly traded.
5.On March 15, 2018, Evoqua commenced a secondary public offering of its common stock (the “SPO”).
6.On November 6, 2018, a putative securities class action complaint was filed in the United States District Court for the Southern District of New York, later re-titled as In re Evoqua Water Technologies Corp. Securities Litigation, No. 1:18-cv-10320, brought on behalf of certain purchasers of Evoqua common stock (the “Securities Class Action”).
7.On April 3, 2019, the lead plaintiffs in the Securities Class Action filed an amended complaint against Evoqua, certain of Evoqua’s officers and directors, AEA and certain of its affiliates, and the underwriters of the IPO and the SPO, asserting claims for violations of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). The amended complaint alleged that certain defendants made materially false and misleading statements and omissions about Evoqua’s business, including in the offering documents for the IPO and the SPO (the “Offering Materials”), and that the price of Evoqua common stock was artificially inflated during the period from the date of the IPO through the date of Evoqua’s October 30, 2018 announcement of its preliminary financial results for the fourth quarter and full fiscal year 2018.
8.On April 10, 2019, plaintiff Torgersen filed a shareholder derivative action in this Court on behalf of nominal defendant Evoqua, and against the Individual Defendants, captioned Torgersen v. Keating, et al., Case No. 2:19-cv-00410 (the “Torgersen Action”). The Torgersen Action asserted claims arising from substantially similar facts at issue in the Securities Class Action, and asserted claims under the Exchange Act as well as claims for alleged breaches of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets.
9.On June 14, 2019, in light of the similarities between the subject matter and factual allegations in the Torgersen Action and the Securities Class Action, and in the interests of judicial economy, conservation of time and resources, and orderly management of those actions, the parties to the Torgersen Action entered into a stipulation staying the Torgersen Action pending the resolution of the defendants’ anticipated motion to dismiss in the Securities Class Action (the “Initial Stay”). The Court entered an Order imposing the Initial Stay on June 14, 2019.

10.On February 6, 2020, Merkwan sent the Demand to Evoqua’s Board, requesting that the Board investigate and pursue, on behalf of the Company, causes of action for breaches of fiduciary duties against AEA and certain of the Company’s officers and directors arising from substantially similar facts at issue in the Torgersen Action and the Securities Class Action. Thereafter, Merkwan and the Board agreed to hold the Demand in abeyance pending the resolution of the defendants’ anticipated motion to dismiss in the Securities Class Action (the “Initial Abeyance Agreement”).
11.On March 30, 2020, the court in the Securities Class Action granted in part and denied in part the defendants’ motion to dismiss, thereby triggering the lifting of the Initial Stay. Specifically, the court dismissed the Exchange Act claims but sustained the Securities Act claims arising out of the IPO and the SPO (except as against certain of the executive defendants).
12.On July 27, 2020, plaintiff Hyams filed a shareholder derivative action in this Court, captioned Hyams v. Keating, et al., Case No. 2:20-cv-01122 (the “Hyams Action”). The complaint in the Hyams Action alleged substantially similar facts and made substantially similar claims as the Torgersen Action against the Individual Defendants, and added as defendants the AEA Defendants.
13.On August 18, 2020, the parties to the Torgersen Action and the Hyams Action filed a joint stipulation requesting that the Court: (a) consolidate the Torgersen Action and the Hyams Action; (b) designate The Rosen Law Firm, P.A. and The Brown Law Firm, P.C. as co-lead counsel representing Plaintiffs in the Consolidated Action; and (c) in the interests of judicial economy, conservation of time and resources, and orderly management of those actions, stay the Torgersen Action and the Hyams Action pending the resolution of the anticipated motions for summary judgment to be filed in the Securities Class Action (the “Second Stay”). Pursuant to the terms of the Second Stay, Plaintiffs were also to be promptly advised of and permitted to participate in any mediation proceedings and formal settlement talks in the Securities Class Action, and to be given copies of the written discovery materials produced by any Defendant in the Securities Class Action. On September 16, 2020, the Court entered an order imposing the Second Stay.
14.On September 1, 2020, Evoqua, Merkwan, and the Board agreed to continue holding the Demand in abeyance pending the resolution of the anticipated motions for summary judgment to be filed in the Securities Class Action (the “Second Abeyance Agreement”).
15.In late 2020, the parties to the Securities Class Action began discussions about retaining an experienced mediator to see if the parties might be able to resolve that case, and ultimately retained Greg Danilow, Esq. (the “Mediator”) of Phillips ADR, a nationally recognized alternative dispute firm with significant experience in mediating securities class actions and other complex litigations. In accordance with the Second Stay and the Second Abeyance Agreement, Plaintiffs and Merkwan were invited to and did participate in that meditation process.
16.On February 27, 2021, Plaintiffs sent Defendants a settlement demand that included a proposal for extensive changes to the Company’s corporate governance practices. On

March 12, 2021, Merkwan separately sent Defendants a settlement demand that included a proposal for extensive changes to the Company’s corporate governance practices.
17.In connection with the mediation process, Plaintiffs, Merkwan, and Evoqua and the Individual Defendants prepared and exchanged comprehensive mediation statements addressing issues relating to liability and damages.
18.In advance of the initial mediation session, and in accordance with the Second Stay, Defendants also produced to Plaintiffs and Merkwan more than 750,000 documents that they had produced in the Securities Class Action.
19.On March 19, 2021, Plaintiffs, Merkwan, and Evoqua and the Individual Defendants participated in a full-day mediation session via video-conference, which did not result in the Parties agreeing to a settlement. Over the next seven and a half weeks following the mediation session, Plaintiffs, Merkwan, and the Defendants continued to engage in settlement negotiations, including the exchange of written proposals for certain corporate governance changes that Evoqua might adopt in response to Plaintiffs’ and Merkwan’s claims.
20.Following extensive negotiations, and with the aid of the Mediator, the Parties were ultimately able to reach an agreement in principle to settle the Consolidated Action and resolve the Demand and negotiated and executed a term sheet (the “Term Sheet”) on May 10, 2021, which memorialized the material terms (subject to the Court’s approval) of the Parties’ settlement. In particular, the Term Sheet sets forth, among other things, the Parties’ binding agreement to settle all claims asserted on behalf of Evoqua against all Defendants in the Consolidated Action and the Demand in exchange for the Board adopting and implementing certain corporate governance revised practices.
21.On August 23, 2021, the Court entered an Order that, among other things, authorized this Notice to be provided to Current Evoqua Shareholders; established the procedures for the Court’s final consideration of the Settlement; and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement, the Application, and Plaintiff Service Awards.
III.TERMS OF THE PROPOSED SETTLEMENT
22.The principal terms, conditions, and other matters that are part of the Settlement, which is subject to final approval by the Court, are summarized below. However, this summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which is available on Evoqua’s corporate website, http://www.evoqua.com.
23.In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiffs’ Claims (as defined below) against the Released Defendant Persons (as defined below), the dismissal with prejudice of the Consolidated Action, and the resolution of all claims set forth in the Demand, the Board shall adopt resolutions, amend committee Charters, or adopt corporate governance guidelines to implement the Revised Practices, which are set forth in full in Exhibit A to the Stipulation, to the extent the Board did not already implement any of the

Revised Practices after the Parties executed the Term Sheet, within thirty days of the date of the entry of the Final Order and Judgment. The Revised Practices include:
•The Board shall pass a resolution, within eighteen months of the date of the entry of the Final Order and Judgment, to replace one existing non-independent director with one new independent director, who shall meet the criteria for director independence set forth in Section 303A.02 of the Listed Company Manual of the New York Stock Exchange.
•Evoqua shall adopt a resolution and draft a charter formally creating a management-level Risk Committee, which shall be primarily responsible for Evoqua’s risk management policies and oversight of the operations of Evoqua’s risk management framework.
•The responsibilities and duties of Evoqua’s Director of Ethics & Compliance shall be enhanced.
•Additions shall be made to Evoqua’s Compensation Committee Charter relating to the determination, setting, and approval of compensation arrangements for Evoqua’s executive officers.
•Evoqua will institute biennial training to employees in risk assessment and compliance.
•Evoqua shall amend its Corporate Governance Guidelines as necessary to set a goal that each member of the Board aim to attend, on average, four hours per year of continuing education programs designed for directors of publicly traded companies.
24.The Revised Practices shall be maintained until at least five years following the Effective Date. Evoqua and the Board acknowledge and agree that the filing, pendency, and settlement of the Consolidated Action and the Demand constitute the primary cause of the Company’s decision to adopt and implement the Revised Practices, which are new and beneficial to Evoqua and its stockholders.
IV.REASONS FOR THE SETTLEMENT
25.The Parties have determined that it is desirable and beneficial that this litigation is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the settlement is in the best interest of the Parties and Evoqua shareholders.
26.Plaintiffs and Merkwan maintain that they have: (i) thoroughly considered the facts and law underlying their claims; and (ii) weighed the benefits the Settlement will confer on Evoqua and its stockholders against the risks and delay of continued litigation. Based on those analyses, Plaintiffs and Merkwan determined that it is in the best interests of Evoqua and its stockholders that the Consolidated Action and the Demand be fully and finally resolved in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions are fair, reasonable, adequate, and in the best interests of Evoqua.
27.Defendants have denied and continue to deny the allegations of wrongdoing, liability, and violation of any laws and the existence of any damages asserted against them. Defendants believe that they have substantial defenses to the claims alleged. Defendants have further asserted that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Evoqua and its stockholders. Nevertheless, Defendants have concluded that further litigation would be time consuming and expensive. After weighing the costs, disruption, and distraction of continued litigation, they have determined that, in order to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, the litigation should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
V.RELEASES
28.If the Settlement is approved, the Court will enter the Final Order and Judgment. Pursuant to the Final Order and Judgment, upon the Effective Date of the Settlement, the Consolidated Action will be dismissed with prejudice and the following releases will occur:
29.Release of Claims by Plaintiffs, Merkwan, Evoqua and Evoqua Shareholders: Upon the Effective Date, Plaintiffs, Merkwan and Evoqua shall, and each Current Evoqua Shareholder shall be deemed to have by operation of law and the Final Order and Judgment to, fully, finally, and forever release, relinquish and discharge each and all of the Released Defendant Persons, and covenant not to sue any Released Defendant Person, in each instance with respect to any Released Plaintiffs’ Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Plaintiffs’ Claims against the Released Defendant Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Final Order and Judgment. In addition, Plaintiffs and Merkwan agree not to initiate, prosecute, assist in, or facilitate the prosecution of any other claims arising out of the facts giving rise to the Consolidated Action or the Demand.
“Released Plaintiffs’ Claims” means all claims or causes of action (including Unknown Claims) against any of the Released Defendant Persons that (i) were asserted or could have been asserted derivatively in the Derivative Action or the Demand; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; (iii) that have been, could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Defendant Persons that concern, are based upon, involve, or arise out of or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Derivative

Action or the Demand; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Action, the Demand or the Released Claims. Released Plaintiffs’ Claims shall not include (i) claims to enforce the terms of the Stipulation and/or the Final Order and Judgment entered pursuant to it, (ii) exclusively direct claims (i.e., as opposed to derivative claims) Evoqua shareholders may have in an individual capacity against Defendants, or (iii) the direct claims made in the Securities Class Action.
“Released Defendant Persons” means, the Defendants and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Defendant, and each of their respective predecessors, successors, and assigns.
30.Release of Claims by Defendants: Upon the Effective Date, the Defendants shall fully, finally, and forever release, relinquish and discharge each and all of the Released Plaintiff Persons, and covenant not to sue any Released Plaintiff Person, in each instance with respect to any Released Defendants’ Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Defendants’ Claims against the Released Plaintiff Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Final Order and Judgment.
“Released Defendants’ Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Consolidated Action, the Demand or the Plaintiffs’ Released Claims. Released Defendants Claims’ shall not include the right to enforce the terms of the Stipulation, the Settlement, and/or the Final Order and Judgment.
“Released Plaintiff Persons” means Plaintiffs, Merkwan, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Plaintiff, Merkwan or any counsel for any Plaintiff or Merkwan, and each of their respective predecessors, successors, and assigns, and all Current Evoqua Shareholders (solely in their capacity as Evoqua shareholders).
31.Unknown Claims: The releases above include “Unknown Claims.” “Unknown Claims” means any Released Claims that a Person granting a Release does not know or suspect to exist in his, her, or its favor at the time of the Release, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiffs, Merkwan, Evoqua and Defendants shall have expressly waived, and each of the other Current Evoqua Shareholders shall be deemed to have, and by operation of the Final Order and Judgment by the Court shall have, waived, relinquished, and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Plaintiffs, Merkwan, Defendants, and Evoqua acknowledge, and all other Current Evoqua Shareholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Merkwan, Defendants, Evoqua, and all other Current Evoqua Shareholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Merkwan, Defendants, and Evoqua acknowledge, and all other Current Evoqua Shareholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and is a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.
VI.PLAINTIFFS’ COUNSEL’S FEES AND EXPENSES
32.Plaintiffs’ Counsel intend to file their Application for an award of attorneys’ fees and litigation expenses including Plaintiff Service Awards. Plaintiffs’ Counsel intend to apply for an award of attorney’s fees, inclusive of counsel’s expenses and Plaintiff Service Awards, in an amount not to exceed $610,000, to be paid by Evoqua and the Individual Defendants’ insurers. The Parties accepted a double-blind mediator’s proposal for the amount of the attorneys’ fees and expenses. The Plaintiff Service Awards shall not exceed $2,000 per each of the plaintiffs and Merkwan, with any such award to be paid out of any attorneys’ fees awarded by the Court. In recognition of the benefits conferred on Evoqua and its stockholders as a result of the Revised Practices, Defendants have agreed that they shall not oppose the Application. The Parties agree that any award of attorneys’ fees and litigation expenses ordered by the Court shall fully satisfy any and all claims for an award of attorneys’ fees and litigation expenses in connection with the Consolidated Action and the Demand. No Defendant (including Evoqua) shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expenses on behalf of, Plaintiffs, Merkwan, Plaintiffs’ Counsel, or any counsel purporting to represent any other Evoqua shareholder, directly or indirectly, in connection with the Consolidated Action, the Demand, or the Settlement, except as expressly provided for in the Stipulation. Evoqua shareholders are not personally responsible for any such fees and expenses.
VII.SETTLEMENT HEARING
33.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before the Honorable Maureen P. Kelly on November 2, 2021, at 1:30 PM, at the United States Courthouse for the Western District of Pennsylvania, 700 Grant Street, Courtroom 9C, Pittsburgh, Pennsylvania 15219 or via telephone or video-conference (in the discretion of the Court). At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate to Evoqua and its stockholders, and should be finally approved by the Court; (b) determine whether the Court should enter the Final Order and Judgment dismissing the Consolidated Action with prejudice and extinguishing and releasing the Released Claims; (c) determine whether the Application and Plaintiff Service Awards should be approved; (d) hear and consider any objections to the proposed Settlement, the Application, and/or Plaintiff Service Awards; and (e) rule on any other such matters as the Court may deem appropriate.
34.Please Note: The date and time of the Settlement Hearing may change without further notice. In addition, due to the Coronavirus pandemic or any other occurrence, the Court may decide to conduct the Settlement Hearing by telephone or video-conference, or otherwise allow Current Evoqua Shareholders to appear at the hearing remotely, without further notice. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current Evoqua Shareholders must or may participate by phone or video, it is important that you monitor the Court’s docket and Evoqua’s corporate website, http://www.evoqua.com, before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the Settlement Hearing or updates regarding in-person or remote appearances at the Settlement Hearing, will be posted to the Court’s docket and to Evoqua’s corporate website, http://www.evoqua.com.

35.Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Consolidated Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed. By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs, Merkwan, and all other Evoqua shareholders are barred and enjoined from commencing, instituting, or participating in the prosecution of any action or proceeding in any forum of any kind asserting any of the Released Plaintiffs’ Claims.
VIII.RIGHT TO ATTEND SETTLEMENT HEARING AND OBJECT TO THE SETTLEMENT
36.Any Evoqua shareholder who continues to hold shares of Evoqua common stock as of the date of the Settlement Hearing may file a written objection to the Settlement or the Application, and appear and show cause, if he, she, or it has any cause, why the proposed Settlement should not be approved. However, unless otherwise directed by the Court for good cause shown, no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement unless that Person has filed a written objection with the Clerk of the Court at the United States Courthouse for the Western District of Pennsylvania, 700 Grant Street, Pittsburgh, Pennsylvania 15219, and served (by hand delivery, first class mail, or overnight delivery service) copies of such objection on Plaintiffs’ Counsel and Defendants’ counsel at the addresses set forth below, with a copy emailed to Plaintiffs’ Counsel at tbrown@thebrownlawfirm.com, pkim@rosenlegal.com, and holleman@bespc.com, and Defendants’ counsel at peter.simmons@friedfrank.com and asoloway@paulweiss.com, so that the objection is received on or before October 12th, 2021:

Plaintiffs’ Counsel The Brown Law Firm, P.C. Attn: Timothy Brown 767 Third Avenue, Suite 2501 New York, New York 10017	Defendants’ Counsel Fried, Frank, Harris, Shriver & Jacobson LLP Attn: Peter L. Simmons One New York Plaza New York, New York 10004
The Rosen Law Firm, P.A. Attn: Phillip Kim 275 Madison Avenue, 40th Floor New York, New York 10016 Bragar Eagel & Squire, P.C. Attn: W. Scott Holleman 810 Seventh Avenue, Suite 620 New York, New York 10019	Paul, Weiss, Rifkind, Wharton & Garrison LLP Attn: Audra J. Soloway 1285 Avenue of the Americas New York, New York 10019
37.Any objections, filings, and other submissions: (a) must identify the case name and docket number, In re Evoqua Water Technologies Corp. Derivative Litigation, Case No. 2:19-cv-00410-MPK (W.D. Pa.); (b) must state the name, address, and telephone number of the objector or, if represented by counsel, the name of the objector and the name, address, and telephone number of his, her, or its counsel; (c) must be signed by the objector or his, her or its counsel appearing on the objector’s behalf; (d) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (e) must include documentation sufficient to prove that the objector owned shares of

Evoqua common stock as of July 28, 2021 and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing. Documentation establishing ownership of Evoqua common stock may consist, for example, of copies of monthly brokerage account statements (with account numbers, home addresses and unrelated stock holdings redacted), or an authorized statement from the objector’s broker or investment advisor attesting to the objector’s beneficial ownership of Evoqua stock and containing information similar to that found in an account statement.
38.Unless the Court orders otherwise, any Person who or which does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have forever waived his, her, or its right to object to any aspect of the proposed Settlement and the Application; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the Application; and (c) be deemed to have waived and forever be barred and foreclosed from being heard in this or any other proceeding with respect to any matters concerning the Settlement or the Application.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
39.This Notice provides only a summary of the terms and conditions of the proposed Settlement and does not describe all of the details of the Stipulation. For the precise terms and conditions of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Consolidated Action, may be inspected during business hours, at the Office of the Clerk of the Court, United States Courthouse for the Western District of Pennsylvania, 700 Grant Street, Pittsburgh, Pennsylvania 15219, or, if the Court is closed to the public for any reason including the COVID-19 pandemic, you may review the public filings in the Consolidated Action via the Administrative Office of the Court’s website for Public Access to Electronic Court Records (“PACER”) at www.pacer.gov. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on Evoqua’s corporate website, http://www.evoqua.com.
40.If you have questions regarding this Notice or the Settlement, please direct them to the following representative for Plaintiffs’ Counsel: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, New York 10017, Telephone: (516) 922-5427.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE

DATED: August 24, 2021    BY ORDER OF THE DISTRICT COURT,
UNITED STATES DISTRICT COURT WESTERN DISTRICT OF PENNSYLVANIA